Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Annual Report of Advanced Emissions Solutions, Inc. on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), L. Heath Sampson, as President, Chief Executive Officer and Treasurer of the Company, and A. Bradley Gabbard, as Chief Financial Officer of the Company, each hereby certifies, pursuant to and solely for the purpose of 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Emissions Solutions, Inc.

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer (Principal Executive and Accounting Officer)
Date: April 19, 2016

/s/ A. Bradley Gabbard
A. Bradley Gabbard
Chief Financial Officer (Principal Financial Officer)
Date: April 19, 2016